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                                  EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Habersham Bancorp:


We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589, 333-48507 on Forms S-8 and Registration Statement
No. 333-18023 on Form S-3 of Habersham Bancorp of our report dated January 20, 2000 with respect to the consolidated balance sheets of Habersham Bancorp and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form
10-K of Habersham Bancorp.


                                                  /s/ KPMG LLP
                                                  ------------------------------
                                                  KPMG LLP


Atlanta, Georgia
March 30, 1999